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                                                                   Exhibit 10.37

                             ARTHROCARE CORPORATION

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (the "Agreement") is effective as of
                                         ---------
September 25, 2001 (the "Effective Date"), by and between Michael Baker ("Executive") and ArthroCare Corporation, a Delaware corporation (the
  ---------
"Company"). Certain capitalized terms used in the Agreement are defined in
 -------
Section 7 below.

                                    RECITALS

                  WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his employment with the Company and to motivate Executive to maximize the value of the Company in the event of a Change of Control for the benefit of its stockholders;

                  WHEREAS, the Company and Executive have entered into that certain CEO Continuity Agreement between the Company and Executive dated as of April 1, 1998 (the "Continuity Agreement") and the Company's offer of employment
                    --------------------
letter to Executive dated June 20, 1997 (the "Employment Letter"); and
                                              -----------------

                  WHEREAS, the Company and Executive intend that the Continuity Agreement and the Employment Letter be superseded in all respects by this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

         1.       Term of Agreement. This Agreement shall commence on the
                  -----------------
Effective Date and shall have a term of three years (such period, including any extensions pursuant to this Section 1, the "Term"). This Agreement shall be
                                            ----
automatically renewable for one year periods after the expiration of the initial three year period, unless otherwise terminated pursuant to Section 5. This Agreement may be terminated by either party, with or without cause, at the end of the then current Term with six months advance written notice to the other party.

         2.       Duties.
                  ------

                  (a) Position. Executive shall be employed as President and
                      --------
Chief Executive Officer of the Company. In such capacity he shall have overall responsibility for the management of the Company and report to and be subject to the direction and control of the Company's Board of Directors. So long as Executive remains the Chief Executive Officer of the Company, and subject to the fiduciary duties of the Board of Directors as directors of the Company, Executive will be nominated to, and if elected by the stockholders of the Company, be a member of, the Company's Board of Directors.

              (b)   Obligations to the Company. Executive agrees to the best
                    --------------------------
of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Executive's employment relationship with the Company, Executive further agrees that he will devote all of his business time and attention to the business of the Company, Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Executive will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than 1% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Executive will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Executive's employment.

         3.   At-Will Employment. The Company and Executive acknowledge that
              ------------------
Executive's employment is and shall continue to be at-will, as defined under applicable law, and that Executive's employment with the Company may be terminated by either party at any time for any or no reason. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Board of Directors of the Company and Executive.

         4.   Compensation.  For the duties and services to be performed by
              ------------
Executive hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

              (a)   Salary. Executive shall receive an annual salary of
                    ------
$325,000 (the "Base Salary"). Executive's Base Salary will be payable biweekly
               -----------
pursuant to the Company's normal payroll practices. The Base Salary shall be reviewed annually by the Company's Board of Directors or its Compensation Committee, and adjusted as necessary following such review, and any increase will be effective as of the date determined appropriate by the Board of Directors or its Compensation Committee.

              (b)   Annual Bonus. In addition to the Base Salary, for each
                    ------------
fiscal year ending during the Term, Executive shall have the opportunity to earn an annual performance bonus, of up to 100% of Executive's then-current Base Salary, to be determined by the Compensation Committee to be based on corporate and individual performance objectives mutually agreed upon by Executive and the Compensation Committee to be established no later than 90 days following the start of each fiscal year (the "Annual Bonus"). With respect to each year during
                                ------------
the Term of this Agreement, Executive's Base Salary for such year, together with any annual bonus amounts payable pursuant to this Section 4(b), together with any increases in such compensation that the Board of Directors or its Compensation Committee may grant from time to time, are referred to collectively in this Agreement as Executive's "Base Compensation."
                                  -----------------

                                       2

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                  (c) Stock Options and Other Incentive Programs. Subject to the
                      ------------------------------------------
discretion of the Company's Board of Directors, Executive shall be eligible to receive additional grants of stock options from time to time in the future, on such terms and subject to such conditions as the Board of Directors shall determine as of the date of any such grant. To the extent permitted by Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), such stock
                                                              ----
options shall be incentive stock options.

                      (i)    Option Acceleration Upon a Change of Control.
                             --------------------------------------------
Subject to any additional acceleration of exercisability described in Section 6(a) below, upon a Change of Control (as defined in Section 7 below), the vesting and exercisability of Executive's outstanding options shall be automatically accelerated as to 50% of the then unvested shares subject thereto at the time of the Change of Control. The foregoing provision is hereby deemed to be a part of each such option and to supersede any contrary provision in any agreement regarding such option.

                      (ii)   Option Acceleration Upon a Hostile Takeover.
                             -------------------------------------------
Subject to any additional acceleration of exercisability described in Section 6(a) below, upon a Hostile Takeover (as defined in Section 7 below), the vesting and exercisability of each of Executive's outstanding options shall be automatically accelerated as to 100% of the shares subject thereto. The foregoing provision is hereby deemed to be a part of each such option and to supersede any contrary provision in any agreement regarding such option.

                  (d) Additional Benefits. Executive shall be eligible to
                      -------------------
participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Executive shall be eligible for vacation and sick leave in accordance with the policies in effect during the Term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience. In addition, the Company shall provide the following benefits to Executive at the Company's expense:

                      (i) an annual physical examination, with Executive's agreement that the doctor performing such examination shall provide a copy of the examination report to the Compensation Committee of the Board of Directors;

                      (ii) a split-dollar life insurance policy with a face value of $1,000,000;

                      (iii) a business-related perquisites allowance of $25,000 per year which is intended to cover expenses such as financial consultation and advice, income tax preparation and a car allowance; and

                      (iv) the reimbursement of attorneys' fees and expenses incurred by Executive in connection with the negotiation and execution of this Agreement, up to a maximum of $5,000.

                  (e) Reimbursement of Expenses. Executive shall be authorized
                      -------------------------
to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

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     5. Termination of Agreement. This Agreement may be terminated during its
        ------------------------
Term upon the occurrence of any of the following events:

          (i)    The Company's termination of Executive for Cause (as defined in
Section 7 below) ("Termination for Cause"
                   ---------------------

          (ii) The Company's termination of Executive without Cause (as defined in Section 7 below), which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination
                                                                  -----------
Without Cause");
-------------

          (iii) The effective date of a written notice sent to the Company from Executive stating that Executive is electing to terminate his employment with the Company ("Voluntary Termination"); or
              ---------------------

          (iv) Executive's death or Disability (as defined in Section 7 below).

     6. Severance Benefits.  Executive shall be entitled to receive severance
        ------------------
benefits upon termination of employment only as set forth in this Section 6:

        (a)    Termination Following a Change of Control.
               -----------------------------------------

               (i)    Involuntary Termination.  If Executive's employment with
                      -----------------------
the Company is terminated at any time within 24 months after a Change of Control as a result of an Involuntary Termination, then Executive shall be entitled to receive the following severance and other benefits:

                      (A)    Severance Pay.  During the Continuation Period,
                             -------------
Executive shall be entitled to receive as severance an amount equal to the sum of (i) Executive's Current Compensation that would otherwise have been payable during the Continuation Period if Executive's service had not been terminated,
(ii) an annual cash bonus equal to the Annual Bonus which Executive could have earned during the fiscal year in which the termination occurs, with all relevant Executive and Company goals deemed to be achieved, and (iii) Executive's projected Annual Bonus for the year following Executive's termination. Such severance payments will be made periodically in the same amounts and at the same intervals as the Base Salary were paid immediately prior to termination of employment. In addition, during the Continuation Period, the Company shall continue to make available to Executive and Executive's spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company on the date of such termination of employment, to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. For purposes of this Section 6(a)(i)(A), benefits will not include future participation in any discretionary bonus or equity incentive pool, other than continuation of annual cash bonuses as contemplated in the previous sentence.

                      (B)    Medical Benefits.  Executive may elect coverage
                             ----------------
for, and the Company shall reimburse Executive for, the amount of his premium payments, for group health coverage, if any, elected by the Executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that (1) such reimbursement shall not exceed
  -----    --------  -------
$650.00 per month, and (2) Executive shall be solely responsible

                                       4

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for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums; provided, further, that upon the earlier to occur of (3)
                     --------  -------
the time that Executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980(B)(g)(1) of the Code) and (4) the date 36 months following Executive's termination, the Company's obligations to reimburse Executive under this subsection (B) shall cease; provided, further, that if the
                                                 --------  -------
Company's obligations under this subsection (B) cease pursuant to clause (3), the Company shall make a lump sum payment to Executive equal to the product of the last monthly reimbursement paid to Executive pursuant to this subsection (B) multiplied by 18.

                    (C) Outplacement Services. During the Continuation Period,
                        ---------------------
Executive shall be entitled to executive-level outplacement services at the Company's expense, not to exceed $15,000. Such services shall be provided by a firm selected by Executive from a list compiled by the Company.

                    (D) Option Acceleration. The vesting and exercisability of
                        ---------------------
each option shall be automatically accelerated as to 100% of the unvested shares subject thereto at the time of the Involuntary Termination. With regard to any options granted to Executive following the date of this Agreement, the exercisability of such options following an Involuntary Termination of Executive's employment within 24 months following a Change of Control shall be extended to a total of 12 months from the date of Executive's termination. The foregoing provision is hereby deemed to be a part of each such option and to supersede any contrary provision in any agreement regarding such option.

            (ii)    Voluntary Termination; Termination For Cause. If Executive's
                    --------------------------------------------
employment with the Company is terminated at any time within 24 months after a Change of Control as a result of a Voluntary Termination or a Termination for Cause, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law

       (b)  Termination Apart from a Change of Control.
            ------------------------------------------

            (i)     Involuntary Termination. If Executive's employment with the
                    -----------------------
Company terminates at any time prior to the occurrence of a Change of Control or after the 24 month period following the effective date of a Change of Control as a result of an Involuntary Termination, Executive will be entitled to receive the following severance and other benefits:

                    (A) Severance Pay.  The Company shall pay to Executive in
                        -------------

one lump-sum payment an amount equal to (i) Executive's Current Compensation (on a monthly basis) multiplied by 18, plus (ii) an annual cash bonus equal to the Annual Bonus which Executive could have earned during the fiscal year in which the termination occurs, with the achievement of all relevant Executive and Company goals deemed to be achieved (such bonus to be pro-rated for any partial year). In addition, for a period of 18 months following Executive's termination pursuant to this Section 6(b)(i)(A), the Company shall continue to make available to

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

Executive and Executive's spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company on the date of such termination of employment, to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. For purposes of this
Section 6(b)(i)(A), benefits will not include future participation in any discretionary bonus or equity incentive pool, other than continuation of annual cash bonuses as contemplated in the previous sentence.

                    (B)  Medical Benefits. Executive may elect coverage for, and
                         ----------------
the Company shall reimburse Executive for, the amount of his premium payments, for group health coverage, if any, elected by Executive pursuant to COBRA; provided, however, that (1) such reimbursement shall not exceed $650.00 per
--------  -------
month, and (2) Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums; provided,
                                                                  --------
further, that upon the earlier to occur of (3) the time that Executive no longer
-------
constitutes a Qualified Beneficiary (as such term is defined in Section 4980(B)(g)(1) of the Code) and (4) the date 18 months following Executive's termination, the Company's obligations to reimburse Executive under this subsection (B) shall cease.

                    (C)  Outplacement Services. For a period of 18 months
                         ---------------------
following Executive's termination pursuant to this Section 6(b)(i)(A), Executive shall be entitled to executive-level outplacement services at the Company's expense, not to exceed $15,000. Such services shall be provided by a firm selected by Executive from a list compiled by the Company.

                    (D)  Option Acceleration. The vesting and exercisability of
                         -------------------
each option shall be automatically accelerated as to 100% of the unvested shares subject thereto at the time of the Involuntary Termination. The foregoing provision is hereby deemed to be a part of each such option and to supersede any contrary provision in any agreement regarding such option.

               (ii) Voluntary Termination; Termination for Cause. If Executive's
                    --------------------------------------------
employment with the Company is terminated at any time prior to a Change of Control or after the 24 month period following the effective date of a Change of Control as a result of a Voluntary Termination (other than an Involuntary Termination, in which case Section 6(b)(i) will apply) or a Termination for Cause, then Executive shall not be entitled to receive payment of any severance or other benefits described in this Section 6. Executive will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

          (c)  Termination Resulting from Death or Disability. If Executive's
               ----------------------------------------------
employment is terminated as a result of Executive's death or Disability at any time prior to an Involuntary Termination, the vesting and exercisability of each of Executive's outstanding options shall be automatically accelerated as to the lesser of (i) the number of shares that would vest over the 12 months following Executive's death or Disability under the applicable vesting schedules or (ii) 100% of all outstanding unvested options. The foregoing provision is hereby deemed to be a part of each such option and to supersede any contrary provision in any agreement regarding such option. Executive shall not be entitled to any other severance or other benefits described in this Section 6. Executive, or Executive's estate or designated beneficiary(ies) will receive payment(s) for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

          (d)  Loan Repayment. The loan provided to Executive in connection with
               --------------
his relocation to the San Francisco Bay Area, as evidenced by that certain promissory note dated August 19, 1997 (the "Relocation Loan"), including any accrued interest, will be due and payable upon the first to occur of:

                (i) 30 days following a sale or transfer of the property securing the loan or any interest therein, other than a transfer of the property to Executive's spouse or former spouse pursuant to a court order in connection with a divorce proceeding;

                (ii)  3 months following a Voluntary Termination;

                (iii) 12 months following an Involuntary Termination or Executive's death; or

                (iv)  12 months following a Change of Control.

     7.   Definition of Terms. The following terms referred to in this Agreement
          -------------------
shall have the following meanings:

          (a)  "Cause" for Executive's termination will exist at any time after
                -----
the happening of one or more of the following events, in each case as determined in good faith by the Company's Board of Directors:

                (i) Executive's gross negligence or willful misconduct in performance of his duties hereunder where such gross negligence or unique misconduct has resulted or is likely to result in substantial and material damage to the Company or any of its subsidiaries;

                (ii) Executive's repeated or unjustified absence from the Company;

                (iii) Executive's material and willful violation of any federal or state law;

                (iv) The commission of any act of fraud by Executive with respect to the Company;

                (v) Executive's conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or

                (vi) Executive's incurable material breach of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Executive's theft or other misappropriation of the Company's proprietary information.

          (b)  "Change of Control" shall mean the occurrence of any of the
                -----------------
following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) become the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities;

                (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% or more of the total voting power represented by the Company's then outstanding voting securities;

                (iii) The approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                (iv) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (c)  "Continuation Period" shall mean, in the event of an Involuntary
                -------------------
Termination within 24 months after a Change of Control, the period of time commencing with termination of Executive's employment in an Involuntary Termination during the Term of this Agreement and ending with the expiration of 36 months following the date of Executive's termination.

          (d)  "Current Compensation" shall mean an amount equal to the greater
                --------------------
of (i) Executive's Base Salary earned in the fiscal year preceding the fiscal year of Executive's termination, or (ii) Executive's Base Salary for the fiscal year of Executive's termination.

          (e)  "Disability" shall mean that Executive has been unable to perform
                ----------
his duties under this Agreement as a result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate Executive's employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment become effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (f)  "Hostile Takeover" shall mean any "person" (as such term is used
                ----------------
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, without the approval of the Company's Board of Directors;

          (g)  "Involuntary Termination" shall include any Termination Without
                -----------------------
Cause and Executive's Voluntary Termination, upon 30 days prior written notice to the Company within 90 days following:

                (i) The assignment of any duties, or the removal from or reduction or limitation of duties or responsibilities, which in any case is a significant change in Executive's position, title, organization level, duties, responsibilities, compensation and status with the Company, without Executive's express written consent;

                (ii) A substantial reduction of the facilities and perquisites provided to Executive (including office space or relocation more than 30 miles from the Company's then present location);

                (iii) A reduction in Executive's Base Compensation (other than in connection with a general decrease in base salaries for officers of the Company);

                (iv) A material reduction in the kind or level of Executive's benefits (including percentage bonus opportunity) with the result that the overall benefits package is significantly reduced;

                (v) any purported termination of the Executive by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or

                (vi) The failure of the Company to obtain the assumption of this Agreement by any successors; provided, however, that no Involuntary
                                  --------  -------
Termination shall be deemed to have occurred if any such successor substitutes an agreement for this Agreement providing comparable severance benefits to those provided in this Agreement.

          In connection with a Change of Control, if Executive and any successor company or its parent are unable to negotiate a new agreement governing the terms of Executive's service with such successor company or its parent prior to the closing of such transaction, then Executive shall be deemed to have been "Involuntarily Terminated" effective upon the Change of Control.

     8.   Golden Parachute Excise Tax.
          ---------------------------

          (a)  Reimbursement. In the event that it shall be determined that any
               -------------
payment or other benefit by the Company to or for the benefit of Executive under this Agreement, whether paid or payable, but determined without regard to any additional payments required under this Section (the "Payments"), would be
                                                      --------
subject to the excise tax imposed by Section 4999 of the Code (the "Excise
                                                                    ------
Tax"), then Executive shall be entitled to receive an additional payment from
---
the Company (the "First Reimbursement Payment") equal to 100% of any Excise Tax
                  ---------------------------
actually paid or payable by Executive in connection with the Payments, plus an additional payment from the Company in such amount that after payment of all taxes on the First Reimbursement Payment (including, without limitation, any interest and penalties on such taxes and the Excise Tax), Executive retains an amount equal to the Payments.

          (b)  Determination. Unless the Company and Executive otherwise agree
               -------------
in writing, any determination required under this Section shall be made in writing by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change of Control (or, if
 ---------------
such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Company), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 49999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     9.   Confidentiality Agreement. Executive has signed an Employment,
          -------------------------
Proprietary Information and Invention Assignment Agreement in the form attached hereto as Exhibit A that covers protection of the Company's proprietary
          ---------
information and assignment of inventions (the "Confidentiality Agreement").
                                               -------------------------
Executive hereby represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Executive's employment relationship with the Company.

     10.  Noncompetition Covenant. Executive hereby agrees that he shall not,
          -----------------------
during the Term of this Agreement and the Continuation Period, if applicable, without the prior written consent of the Company's Board of Directors, carry on any business or activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the Term of this Agreement), nor engage in any other activities that conflict with Executive's obligations to the Company.

     11. Nonsolicitation Covenant. Executive hereby agrees that he shall not,
         ------------------------
during the Term of this Agreement and for 12 months after the end of the Continuation Period, if applicable, do any of the following without the prior written consent of the Company's Board of Directors:

         (a)  Solicit Business.  Solicit or influence or attempt to influence
              ----------------
any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company; and

         (b)  Solicit Personnel.  Solicit or influence or attempt to influence
              -----------------
any person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company.

     12. Conflicts. Executive represents that his performance of all the
         ---------
terms of this Agreement will not breach any other agreement to which Executive is a party. Executive has not, and will not during the Term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Executive further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     13. Successors. Any successor to the Company (whether direct or
         ----------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets that executes and delivers the assumption agreement described in this Section 13 or which becomes bound by the terms of this Agreement by operation of law. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     14. Indemnification Agreement.  The Company and the Executive have entered
         -------------------------
into an Indemnification Agreement substantially in the form filed as Exhibit
10.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 33-80453).

     15. Miscellaneous Provisions.
         ------------------------

         (a)  No Duty to Mitigate. Executive shall not be required to
              -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Executive may receive from any other source.

         (b)  Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c)  Sole Agreement. This Agreement, including any Exhibits hereto,
          --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof, including the Continuity Agreement and the Employment Letter.

     (d)  Notices. Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally, by facsimile or by a nationally recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice. Any termination by the Company for Cause or by Executive as a result of an Involuntary Termination shall be communication by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice). The failure by Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     (e)  Choice of Law. The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

     (f)  Severability. If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (g)  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (h)  Arbitration. Any dispute or claim arising out of or in connection with
          -----------
this Agreement shall be finally settled by binding arbitration in San Jose, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 15(h) shall not apply to the Confidentiality Agreement.

     (i)  No Assignment of Benefits. The rights of any person to payments or
          -------------------------
benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (i) shall be void.

     (j)  Employment Taxes.  All payments made pursuant to this Agreement will
          ----------------
be subject to withholding of applicable income and employment taxes.

     (k)  Assignment by Company. The Company may assign its rights under this
          ---------------------
Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided,
                                                                 --------
however, that no assignment shall be made if the net worth of the assignee is
-------
less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a Section of this Agreement shall mean the corporation that actually employs Executive.

     (l)  ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT, IN EXECUTING THIS
          -----------------
AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

          The parties have executed this Agreement the date first written above.

                                           ARTHROCARE CORPORATION


                                           By:__________________________________


                                           Title:_______________________________

                                           Address:  595 North Pastoria Avenue
                                                     Sunnyvale, CA 94086



                                           MICHAEL BAKER

                                           Signature:___________________________

                                           Address:

                                    EXHIBIT A
                                    ---------


                       EMPLOYEE CONFIDENTIALITY AGREEMENT